Exhibit 99.1
Brooke Franchise Corporation
Combined Financial Statements
December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006.
(With Independent Registered Public Accounting Firm’s Report Thereon)

Brooke Franchise Corporation
Combined Financial Statements
DECEMBER 31, 2006

Brooke Franchise Corporation
Combined Financial Statements
December 31, 2006
Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2

COMBINED FINANCIAL STATEMENTS

Combined Balance Sheets	4

Combined Statements of Income	5

Combined Statements of Changes in Stockholders’ Equity	6

Combined Statements of Cash Flows	7

Notes to Combined Financial Statements	8-19

Brooke Franchise Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Brooke Franchise Corporation:

We have audited the accompanying combined balance sheets of
BROOKE FRANCHISE CORPORATION
as of December 31, 2006 and 2005, and the related combined statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Brooke Franchise Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
Summers, Spencer & Callison, CPAs, Chartered

Topeka, Kansas
March 12, 2007

Brooke Franchise Corporation
Combined Financial Statements

Brooke Franchise Corporation
Combined Balance Sheets
DECEMBER 31, 2006 and 2005
(in thousands, except share amounts)

	2006	2005
ASSETS

Current assets
Cash	$10,801	$5,406
Restricted cash	615	547
Accounts receivable, net	18,082	9,590
Other receivables	1,492	1,106
Prepaid expenses	—	126
Deposits	468	209
Receivable from parent company	27,926	35,166
Advertising supply inventory	462	—

Total current assets	59,846	52,150

Investment in businesses	2,333	5,058
Building	250	250
Amortizable intangible assets	614	683

Total assets	$63,043	$58,141

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,759	$1,252
Premiums payable to insurance companies	5,956	4,003
Producer payable	4,234	3,710
Interest payable	757	697
Income tax payable to parent	1,485	2,920
Accrued commission refunds	535	716
Unearned buyer consulting fees	—	118
Short term debt	10,208	3,714
Current maturities of long-term debt	10,798	11,234

Total current liabilities	35,732	28,364

Long-term debt less current maturities	7,331	12,219

Total liabilities	43,063	40,583

Stockholders’ equity
Common stock, $10 and $1 par, 3,505,000 shares authorized, 8,600 shares issued and outstanding	17	17
Less: Treasury stock, 15,500 shares, at cost	(115)	(115)
Additional paid-in capital	6,026	6,026
Retained earnings	14,052	11,630

Total stockholders’ equity	19,980	17,558

Total liabilities and stockholders’ equity	$63,043	$58,141

See accompanying summary of accounting policies and notes to financial statements.

Brooke Franchise Corporation
Combined Statements of Operations
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
(in thousands)

	2006	2005	2004
Operating Revenues
Insurance commissions	$99,190	$80,490	$57,619
Consulting fees	2,731	4,916	5,236
Gain on sale of businesses	3,059	3,091	5,261
Initial franchise fees for basic services	31,770	19,375	8,795
Initial franchise fees for buyer assistance plans	3,137	10,133	8,122
Interest income	275	139	39
Other income	2,186	874	211

Total operating revenues	142,348	119,018	85,283

Operating Expenses
Commission expense	78,318	64,233	46,725
Payroll expense	23,114	19,620	11,262
Amortization	68	(14)	429
Other operating expenses	35,241	25,978	15,929

Total operating expenses	136,741	109,817	74,345

Income from operations	5,607	9,201	10,938

Other Expenses
Interest expense	1,700	1,515	1,344

Total other expenses	1,700	1,515	1,344

Income before income taxes	3,907	7,686	9,594

Provision for income taxes	1,485	2,920	3,262

Net income	$2,422	$4,766	$6,332

See accompanying summary of accounting policies and notes to financial statements.

Brooke Franchise Corporation
Combined Statement of Changes in Stockholders’ Equity
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
(in thousands)

	Common	Treasury	Add’l Paid-	Retained
	Stock	Stock	in Capital	Earnings	Total
Balances, December 31, 2003	$17	$(115)	$1,026	$2,532	$3,460

Net income	—	—	—	6,332	6,332

Balances, December 31, 2004	17	(115)	1,026	8,864	9,792

Dividends paid	—	—	—	(2,000)	(2,000)
Equity contribution	—	—	5,000	—	5,000
Net income	—	—	—	4,766	4,766

Balances, December 31, 2005	17	(115)	6,026	11,630	17,558

Net income	—	—	—	2,422	2,422

Balances, December 31, 2006	$17	$(115)	$6,026	$14,052	$19,980

See accompanying summary of accounting policies and notes to financial statements.

Brooke Franchise Corporation
Combined Statements of Cash Flows
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
(in thousands)

	2006	2005	2004
Cash flows from operating activities:
Net Income	$2,422	$4,766	$6,332

Adjustments to reconcile net income to net cash flows from operating activities:
Amortization	68	(14)	429
Gain on sale of businesses	(1,370)	(3,091)	(5,261)
Purchase of business inventory provided by sellers	12,221	14,318	11,740

(Increase) decrease in assets:
Accounts receivable	(8,492)	(5,045)	(2,040)
Other receivables	(385)	(247)	193
Prepaid expenses and other assets	(663)	(282)	43
Business inventory	2,725	(4,036)	(655)

Increase (decrease) in liabilities:
Accounts and expense payable	507	2,120	1,416
Other liabilities	803	(439)	1,866

Net cash provided by operating activities	7,836	8,050	14,063

Cash flows from investing activities:
Inflows from parent	87,046	37,105	124,744
Outflows to parent	(79,807)	(39,679)	(146,274)
Purchase of subsidiary and business assets	—	(2,054)	(8,215)
Sale of subsidiary and business assets	—	3,949	12,977

Net cash provided by (used in) investing activities	7,239	(679)	(16,768)

Cash flows from financing activities:
Capital contribution	—	5,000	—
Dividends paid	—	(2,000)	—
Loan proceeds on debt	8,500	10,194	12,720
Payments on debt	(18,180)	(21,880)	(12,870)

Net cash used in financing activities	(9,680)	(8,686)	(150)

Net increase (decrease) in cash and cash equivalents	5,395	(1,315)	(2,855)

Cash and cash equivalents, beginning of year	5,406	6,721	9,576

Cash and cash equivalents, end of year	$10,801	$5,406	$6,721

Supplemental disclosure:
Cash paid for interest	$1,640	$1,229	$933

See accompanying summary of accounting policies and notes to financial statements.

Brooke Franchise Corporation
Notes to Combined Financial Statements
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
1. Summary of Significant Accounting Policies
(a) Organization
Brooke Franchise Corporation (the “Company”) was incorporated under the laws of the State of Missouri on December 22, 1986. The Company’s principal office is located in Overland Park, Kansas. The Company’s primary business purpose is franchising insurance and related businesses and providing services to its franchisees through its network of regional offices, service centers and sales centers. Other business purposes of the Company are to provide consulting services to business sellers and collateral preservation assistance to lenders.
Affiliates of the Company have entered into revenue sharing agreements with the Company which provide that any and all revenues paid under an affiliate’s name are transferred to the Company. These combined financial statements represent the financial position, results of operations, and cash flows of the resulting economic entity known as Brooke Franchise Corporation.
The Company and its affiliates are wholly owned subsidiaries of Brooke Corporation (the “Parent Company”), a Kansas corporation, whose stock is listed on the NASDAQ Stock Exchange under the symbol “BXXX”. Brooke Corporation’s registered office is located in Overland Park, Kansas.
The subsidiaries of the Company are as follows:
Brooke Agency, Inc. is a Kansas corporation. Brooke Agency acquires for investment those insurance agencies or funeral homes where local ownership is not considered critical to financial performance. Brooke Agency does not have any employees or incur operating expenses because the Company usually retains a share of the commissions to provide personnel and facilities.
Brooke Life and Health, Inc., a Kansas corporation, is a licensed insurance agency that sells life and health insurance through the Company’s network of franchise agents, subagents and insurance producers.
The American Heritage, Inc., a Kansas corporation, consults with and otherwise assists agent buyers under the trade name of Heritage Agency Consultants.
First Brooke Insurance and Financial Services, Inc. is a Texas corporation used for licensing purposes.
The American Agency, Inc., a Kansas corporation, consults with agent sellers and brokers agency sales under the trade name of Agency Business Consultants.
Brooke Funeral Services Company, LLC, a Delaware corporation, was created to offer funeral services and life insurance through the Company’s network of funeral franchisees. Brooke Funeral Services Company LLC has acquired ownership of franchise agreements from Brooke Corporation and/or the Company as part of an arrangement to preserve collateral on behalf of Brooke Credit Corporation as required by the securitization process. Brooke Funeral Services Company, LLC has contracted with Brooke Corporation and/or the Company for performance of any obligations to agents associated with all such franchise agreements.
The affiliates included in these combined statements are as follows:
Brooke Agency Services Company LLC is licensed as an insurance agency and was created to offer property, casualty, life and health insurance through the Company’s network of franchisees. Brooke Agency Services Company LLC has acquired ownership of franchise agreements from Brooke Corporation and/or the Company as part of an arrangement to preserve collateral on behalf of Brooke Credit Corporation, a wholly owned subsidiary of Brooke Corporation, as required by the securitization process. Brooke Agency Services Company LLC has contracted with Brooke Corporation and/or the Company for performance of any obligations to agents associated with all such franchise agreements.
Brooke Franchise Corporation

Brooke Franchise Corporation
Notes to Combined Financial Statements
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
1. Summary of Significant Accounting Policies (cont.)
Brooke Agency Services Company of Nevada, LLC, is a licensed Nevada insurance agency that holds insurance contracts in Nevada for the Company.
(b) Principles of Consolidation
The combined financial statements include the accounts of the Company, its subsidiaries and its affiliates. All significant intracompany accounts and transactions have been eliminated in the combining of the financial statements.
(c) Use of Accounting Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.
The following are significant estimates made by management:
•	Amount of future policy cancellations which may result in commission refunds and a corresponding reserve
•	Share of future policy cancellations due from franchisees
•	Amount of allowance for doubtful accounts

•	Share of policy commissions due to franchisees for commissions received by the Company but not yet distributed to franchisees
•	Useful lives of intangible assets
It is at least reasonably possible these estimates will change in the near term.
(d) Cash Equivalents
For purposes of the statements of cash flows, the Company considers all cash on hand, cash in banks and short-term investments purchased with an original maturity of three months or less to be cash and cash equivalents. Restricted cash is not included in cash equivalents.
(e) Allowance for Doubtful Accounts
The Company estimates that a certain level of accounts receivable, primarily franchisee account balances, will be uncollectible, therefore an allowance has been recognized for uncollectible amounts. The Company has established allowances of $1,466,000 and $716,000 at December 31, 2006 and 2005 respectively, against commission advance amounts owed by franchisees. The Company regularly assists its franchisees by providing commission advances during months when commissions are less than expected, but expects repayment of all such advances within four months. At December 31, 2006, the amount of allowance was determined after specific analysis of all franchise advances classified as “watch” status. Accounts receivable are written off when management determines that collection is unlikely. This determination is made based on management’s experience and evaluation of the debtor’s creditworthiness.
(f) Revenue Recognition
Commission revenue on insurance policy premiums is generally recognized as of the effective date of the policies or, in certain cases, as of the effective date or billing date, whichever is later. Contingent and profit sharing commissions typically represent a share of insurance company profits on policies written by the Company. The calculation of insurance company profits is usually made by the insurance company by deducting policy holder claims and insurance company expenses from policy premiums. Although the share of insurance company profits paid to the Company is affected by annual premium growth, the Company does not typically receive contingent commissions based solely on premium volume. Contingent and profit sharing commissions are generally based on prior year performance and recognized when received. Premiums due from the insured to the Company are reported as assets of the Company and as corresponding liabilities, net of commissions, to the insurance carriers.
Brooke Franchise Corporation

Brooke Franchise Corporation
Notes to Combined Financial Statements
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
1. Summary of Significant Accounting Policies (cont.)
(f) Revenue Recognition (cont.)
In the event of cancellation or reduction in premiums, for policies billed by an insurance carrier, a percentage of the commission revenue is often returned to the insurance carrier and revenues are correspondingly reduced. The commission refunds are calculated by the insurance carriers and are typically deducted from amounts due to the Company from insurance carriers. The Company has estimated and accrued a liability for commission refunds of $535,000 and $716,000 at December 31, 2006 and 2005, respectively.
The Company receives fees for the placement and issuance of policies that are in addition to, and separate from, any sales commissions paid by insurance companies. As these policy fees are not refundable and the Company has no continuing obligation, all such revenues are recognized on the effective date of the policies or, in certain cases, the billing date, whichever is later.
The Company recognizes interest income when earned.
The Company receives initial franchise fees for two types of initial franchise services: basic services provided pursuant to a franchise agreement and buyers assistance plan (BAP) services provided pursuant to a consulting agreement. Agreements are typically executed, and initial franchise fees are typically paid, when a franchise is acquired or opened. Initial franchise fees are non-refundable after execution of the franchise or consulting agreement.
The initial franchise fees for basic services cover the franchisees’ access to the registered name “Brooke,” access to suppliers, and access to the Company’s internet-based management software program. These basic services are the types of services typically provided by franchisors. Delivery of these services is substantially complete when the franchise location is opened. Therefore, all such revenues are immediately recognized.
The initial franchise fees paid for BAP services cover several separate and distinct consulting tasks such as inspection report compilation, marketing profile and plan development, and operations analysis. Each consulting task is a separate accounting unit and revenues for each consulting task are recognized using the percentage of completion accounting method. Most of the BAP services (inspection reports, operations analysis and marketing plan development) are provided by the Company before franchise acquisition, resulting in the recognition of associated revenues when initial franchise fees are paid at closing. Although substantially all of the BAP services are performed prior to closing, the Company does not record any revenues from initial franchise fees until the actual payment of fees at closing.
Total initial franchise fees for BAP services typically vary based on a percentage of the acquired business’s revenues because the time and expertise required of the Company to perform BAP services generally varies with acquisition size. However, the time and expertise required of the Company to provide basic services and the value to franchisees of those basic services, remains the same for all franchisees (even to start up or de novo franchisees), so the amount of total initial franchise fees allocated to basic services does not vary. Accordingly, total initial franchise fees are first allocated to initial franchise fees for basic services in the amount typically charged to start up franchisees and the remainder of the total initial franchise fees is allocated to BAP services.
The Company completes its consulting obligation to business sellers at closing and is not required to perform any additional tasks for the seller. Therefore, revenues from seller consulting fees are recognized at closing.
The Company sometimes negotiates below-market interest rates on the deferred portion of purchase prices paid to business sellers. These interest rate concessions reduce the Company’s carrying value and increase the Company’s gain when sold to franchisees. Although the Company has a continuing obligation to pay the deferred portion of the purchase price when due, it is not obligated to prepay the deferred portion of the purchase price or to otherwise diminish the benefit of the below-market interest rate. Therefore, revenues from, gains on sale of businesses resulting from deferred payments to sellers are recognized at closing.
Brooke Franchise Corporation

Brooke Franchise Corporation
Notes to Combined Financial Statements
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
1. Summary of Significant Accounting Policies (cont.)
(f) Revenue Recognition (cont.)
The Company sometimes acquires businesses that it plans to own and operate as part of its business. If it later decides to sell such businesses for a price greater than their carrying value, then it recognizes a gain. When the business is sold, the Company has no continuing obligations and, therefore, revenues from gains on sale of businesses resulting from agency sales are recognized immediately at the time of sale.
(g) Amortizable Intangible Assets
Included in other assets are the unamortized costs of renewal rights (rights to renewal commissions received from insurance policies) purchased by the Company and through subsidiaries (Brooke Life and Health, Inc. and The American Agency, Inc.,) for businesses the Company plans to own and operate for more than one year. The balance is being amortized over a 15-year period using an accelerated 150% declining balance switching to straight-line method. The rates of amortization of Amortizable Intangible Assets are based on an estimation of the useful lives of the renewal rights of customer and insurance contracts purchased. Amortization was $68,000, ($14,000), and $429,000 for the years ended December 31, 2006, 2005 and 2004, respectively. Through internal audit analysis in 2005 it was determined that the amortization rates exceeded the above stated amortization rate. An adjustment was made to the amortization in 2005 resulting in negative amortization for 2005.
The acquisition of renewal rights purchased by the Company or by its subsidiaries for businesses the Company plans to own and operate for less than one year are not classified as Amortizable Intangible Assets (see footnote 1(i)). Recent acquisitions and divestitures of Amortizable Intangible Assets are discussed in footnote 8.
In December 2004, the Company acquired 100% of the outstanding shares of Brooke Life and Health, Inc. for a purchase price of $202,000. The purchase price was allocated to Amortizable Intangible Assets.
In December 2004, the Company acquired 100% of the outstanding shares of American Agency, Inc. for a purchase price of $177,000. The purchase price was allocated to Amortizable Intangible Assets.
In February 2004, the Company acquired insurance agency renewal rights from Brent and Haeley Mowery for $499,000. This agency was subsequently sold to a franchisee in July 2005 for $499,000, which resulted in a gain on sale of $68,000 from amortization recorded in prior periods.
Subsequent to the initial recording at fair value, the amortizable intangible asset is evaluated and measured annually for impairment. The impairment testing is performed by two different methods of analysis. The first method is a cash flow analysis to determine if there is sufficient operating cash flows. The second method is a fair market value analysis based primarily on comparative sales data. If analysis indicates that operating cash flows are insufficient or the asset’s fair value is less than its book value, then an impairment has occurred and the Company writes down the asset to the estimated fair value. No impairment was recognized for the years ended December 31, 2006, 2005 and 2004, respectively.
(h) Income Taxes
The Company files its federal income tax return on a consolidated basis with the Parent Company. The Company recorded a provision for income tax expense of $1,485,000, $2,920,000 and $3,262,000 for the years ended December 31, 2006, 2005 and 2004, respectively.
Brooke Franchise Corporation

Brooke Franchise Corporation
Notes to Combined Financial Statements
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
1. Summary of Significant Accounting Policies (cont.)
(i) Investment in Businesses
The amount of assets included in the “Investment in Businesses” category is the total of purchase prices paid, or market prices if lower, for business assets that the Company acquires to hold in inventory for sale to its franchisees. These assets are carried at the lower of cost or market because they are available for sale and not held for investment. Typically the Company acquires and sells the business assets simultaneously. If the assets are not sold simultaneously then the Company operates the business until sold and records the income and expense associated with the business. The number of businesses purchased for this purpose for the years ended December 31, 2006 and 2005 was 33 and 68, respectively. Correspondingly, the number of businesses sold from inventory for the years ended December 31, 2006 and 2005 was 34 and 66, respectively. At December 31, 2006 and 2005, the “Investment in Businesses” inventory consisted of 3 businesses and 4 businesses, respectively with fair market values totaling $2,333,000 and $5,058,000, respectively.
(j) Gain or Loss on Sale of Businesses
“Investment in Businesses” gains or losses are the difference between the business’ sales price and the business’ book value, which is carried at the lower of cost or market. Businesses are typically sold in the same units as purchased. However, in instances where a part, or segment, of a business unit is sold, then management estimates the fair market value of the segment of the business unit being sold and the difference between the sales price and the resulting fair market value estimation is the amount of the gain or loss. Any such fair market value estimation is evaluated for reasonableness by comparing the market value estimation of the segment to the book value for the entire business unit. Fair market value estimations are based on comparable sales information that takes into consideration business characteristics such as customer type, customer account size, supplier size and billing methods.
(k) Buyer Assistance Plan
As part of its initial services to franchisees, the Company sometimes assists franchisees with the conversion of acquired businesses into its franchise system pursuant to a Buyers Assistance Plan (BAP). Substantially all of the BAP services (inspection reports, operations analysis and marketing plan development) are typically provided by the Company before franchise acquisition. However, some BAP related services (advertising and training) are performed during the four months after acquisition and a portion of BAP fees are correspondingly deferred. Unearned Buyer Assistance Plan and other related fees were $0 and $118,000 at December 31, 2006 and 2005, respectively.
(l) Other Receivables
Included in this category are reimbursements due from franchisees and agents for possible cancellation of policies and receivables from sellers for consulting fees and other services. Most of these amounts are collected within 30 days from franchisees and agents and all amounts are collected within 12 months from date of recording.
(m) Restricted Cash
The Company holds insurance commissions for the special purpose entities Brooke Acceptance Company, LLC, Brooke Captive Credit Company 2003, LLC, Brooke Securitization Company 2004A, LLC, Brooke Capital Company, LLC, Brooke Securitization Company V, LLC, and Brooke Securitization Company 2006-1, LLC wholly owned subsidiaries of Brooke Credit Corporation, for the purpose of making future loan payments and the use of these funds is restricted. The amount of commissions held at December 31, 2006 and 2005 was $615,000 and $547,000, respectively.
Brooke Franchise Corporation

Brooke Franchise Corporation
Notes to Combined Financial Statements
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
(n) Advertising
The Company expenses the costs of advertising as they are incurred. Total advertising and marketing expense for the years ended December 31, 2006, 2005 and 2004 was $12,838,000, $9,852,000 and $5,641,000, respectively.
(o) Building
In 2005, the Company acquired a partial ownership in a building in satisfaction of a receivable. The Company intends to sell its ownership interest in the building during 2007; therefore no depreciation was recognized for the year ended December 31, 2006 and 2005.
(p) Advertising Supply Inventory
In conjunction with the construction of an advertising marketing center in Phillipsburg, Kansas, the Company now retains large quantities of marketing materials that franchisees use to promote their businesses. These marketing supplies may be held in inventory for a period of up to 12 months before delivery to franchisees.
2. Transactions with Parent Company
The Company is a wholly owned subsidiary of Brooke Corporation. The Company relies on Brooke Corporation to provide facilities, administrative support, cash management, and accounting services. During 2006, the Company paid a monthly administrative fee of $400,000 for these shared services. For the years ended December 31, 2006, 2005 and 2004, the total amount paid to the parent company was $4,800,000, $5,100,000 and $5,100,000, respectively.
In December 2004, the Company acquired 100% of the outstanding shares of Brooke Life and Health, Inc. and The American Agency, Inc. from Brooke Corporation for $379,000.
The majority of cash required for operations is kept in a common corporate checking account and amounts due to or amounts due from the Parent Company are netted, and recorded on the balance sheet as a parent company receivable or parent company payable, accordingly. The parent company receivable at December 31, 2006 and 2005 resulted primarily from the additional cash generated from the Company’s purchase and sale of business activity. At December 31, 2006 and 2005, the Company reported receivable from parent company of $27,926,000 and $35,166,000, respectively, as a result of this activity.
At December 31, 2006 and 2005, the Company reported income tax payable to parent of $1,485,000 and $2,920,000, respectively. The income tax payable to parent is the result of the provision for income tax expense.
Brooke Franchise Corporation

Brooke Franchise Corporation
Notes to Combined Financial Statements
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
3. Bank Loans and Notes Payable
    (in thousands)

	2006	2005
Seller notes payable. These notes are payable to the seller of businesses that the Company has purchased and are collateralized by assets of the businesses purchased. Some of these notes have an interest rate of 0% and have been discounted at a rate of 5.50% to 9.75% and maturities range from January 2007 to January 2011. A particular seller note payable has an interest rate of 7.00% and matures September 2015.	$18,738	$24,804
Columbian Bank and Trust Company, due March, 2007. Interest rate is variable and was 8.25% at December 31, 2006. Interest and principal are due in one payment at maturity. Collateralized by accounts receivable.	8,500	—
Brooke Credit Corporation, due September, 2020. Interest rate is variable and was 10.25% at December 31, 2006. Interest and principal are payable in 180 monthly payments of $12,238. Collateralized by various assets of the Company.	—	1,195
Brooke Credit Corporation, due September, 2015. Interest rate is variable and was 11.75% at December 31, 2006. Interest and principal are payable in 120 monthly payments of $16,080. Collateralized by various assets of the Company.	1,099	1,168

Total bank loans and notes payable	28,337	27,167

Less: Current maturities and short-term debt	(21,006)	(14,948)

Total long-term debt	$7,331	$12,219

Seller notes payable are typically the deferred portion of purchase prices paid by the Company to acquire insurance agencies for resale by the Company to franchisees. Seller notes payable are secured by a collateral interest in the insurance policy renewal rights purchased by the Company. Sellers typically agree that their security interests are subordinate to Brooke Credit Corporation’s security interests in the renewal rights of the agency, which also collateralize the loans by Brooke Credit Corporation to franchisees. The renewal rights associated with the collateral interests of seller notes payable had estimated annual commissions of $38,726,000 and $36,853,000 at December 31, 2006 and 2005, respectively.
None of the Amortizable Intangible Assets described in footnote 1(g) and none of the Acquisitions and Divestitures described in footnote 8 were financed with seller notes payable at December 31, 2006.
Interest incurred on bank loans and notes payable for the years ended December 31, 2006, 2005 and 2004 was $1,700,000, $1,515,000 and $1,344,000, respectively. Interest payable was $757,000 and $697,000 at December 31, 2006 and 2005, respectively.
Brooke Franchise Corporation

Brooke Franchise Corporation
Notes to Combined Financial Statements
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
The future scheduled maturities of debt are as follows:
(in thousands)

Years ending December 31,
2007	$21,006
2008	5,434
2009	439
2010	456
2011	236
Thereafter	766

$28,337

4. Income Taxes
Net income tax expense is the tax calculated for the year based on the Company’s estimated effective tax rate.
Reconciliation of the U.S. federal statutory tax rate to the Company’s effective tax rate on pretax income, based on the dollar impact of this major component on the current income tax expense:

	December 31,	December 31,	December 31,
	2005	2005	2004
U.S. federal statutory tax rate	35%	35%	34%
State statutory tax rate	4%	4%	4%
Miscellaneous	(1)%	(1)%	(4)%

Effective tax rate	38%	38%	34%

5. Employee Benefit Plans
Brooke Corporation has a defined contribution retirement plan covering substantially all employees of the Company. Employees may contribute up to the maximum amount allowed pursuant to the Internal Revenue Code, as amended. The Company may contribute an additional amount to the plan at the discretion of the Board of Directors. No employer contributions were charged to expense for the years ended December 31, 2006, 2005 and 2004.
6. Concentration of Credit Risk
The Company maintains cash balances at several banks. At December 31, 2006, the Company had account balances of $6,541,000, which exceeded the insurance limit of the Federal Deposit Insurance Corporation.
7. Related Party Information
Transactions with Brooke Corporation, the Parent Company are described in footnote 2.
Brooke Credit Corporation, a wholly owned subsidiary of Brooke Corporation, is a licensed finance company that originates loans to franchisees of the Company. Brooke Credit Corporation funds the loans it originates by selling loan participation and and asset backed securities to community banks and other finance companies. In 2003, Brooke Credit worked with Standard and Poors, to create a new securitization asset class for insurance agency loans. To date there have been six securitizations completed. Brooke Credit Corporation has executed promissory notes with a majority of businesses that have franchise agreements with the Company. These notes reduce the receivables for the Company from franchisees.
Brooke Franchise Corporation

Brooke Franchise Corporation
Notes to Combined Financial Statements
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
7. Related Party Information (cont.)
In connection with originated loans through Brooke Credit Corporation, beginning in 2004 the Company entered into a Collateral Preservation Agreement with Brooke Credit Corporation. Under this agreement, the Company provides Brooke Credit Corporation with collateral preservation services and assistance with loss mitigation of distressed loans. On certain loan types, the Company is compensated by upfront and ongoing fees paid by Brooke Credit Corporation. For the years ended December 31, 2006, 2005 and 2004, $2,114,000, $727,000 and $191,000 in compensation was paid to the Company for services provided under these agreements. At December 31, 2006 Brooke Credit Corporation owed $153,000 to the Company under this agreement.
Brooke Brokerage Corporation, a wholly owned subsidiary of Brooke Corporation, serves as the parent holding company of the subsidiaries involved in the brokerage segment of Brooke Corporation. It is the direct owner of 100% of the ownership of CJD & Associates, LLC. Although Brooke Brokerage Corporation is categorized as an operating subsidiary, all of its operations are conducted through CJD & Associates, LLC. CJD & Associates, LLC is a licensed insurance agency that sells hard-to-place and niche insurance on a wholesale basis, under the trade name Davidson-Babcock, and brokers loans for general insurance agencies, captives insurance agencies, funeral homes and other small businesses. The Company refers business to Brooke Brokerage Corporation as part of a strategy to generate additional revenues from the Company’s customers without additional cost to customers by providing brokerage services that would otherwise be provided by a third party.
In November 2005, Brooke Brokerage Corporation transferred its interest in the outstanding shares of Texas All Risk General Agency, Inc. and TAR Holding Company, Inc. to the Company. The consideration for this transfer was $2,054,000, which represented the book value on November 30, 2005. Therefore, Brooke Brokerage Corporation did not record a gain on this transfer. The Company immediately sold 100% of the outstanding shares of Texas All Risk General Agency, Inc. and TAR Holding Company, Inc. to an unrelated party. The sale price was $3,450,000. The gain on sale of $1,396,000 was recognized by the Company. The Company paid consulting fees to CJD & Associates in the amount of $1,396,000.
In November 2005, Brooke Brokerage Corporation entered into a Buyers Assistance Plan (BAP) agreement with West Point Underwriters, LLC. Brooke Brokerage Corporation transferred its interest and obligations in the BAP agreement to the Company. Therefore, the Company recorded $270,000 BAP income in connection with this particular transaction. The Company agreed to retain Brooke Brokerage Corporation to perform the consulting services set forth in the BAP agreement. The consideration for this service, paid from the Company to Brooke Brokerage Corporation was $270,000. Therefore, the Company also recorded $270,000 consulting expense in connection with this transaction and Brooke Brokerage Corporation recorded consulting income of $270,000.
In December 2002, Brooke Credit Corporation made a loan to American Agency, in the amount of $440,000, with a maturity date of December 25, 2003. Terms of the loan state an interest rate of 9.50%, with payment of interest and principal at maturity. In January 2004, the loan was modified to extend the maturity date to January 15, 2005. In February 2005, the principal balance was paid in full and interest of $46,000 was paid.
In December 2003, Brooke Credit Corporation made a loan to Brooke Franchise Corporation, in the amount of $5,400,000, with a maturity date of December 15, 2010. Terms of the loan state a variable interest rate, annually adjustable, of 1.50% above the New York prime rate with payments of principal and interest due monthly. In August 2005, the principal balance and interest was paid in full.
Brooke Franchise Corporation

Brooke Franchise Corporation
Notes to Combined Financial Statements
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
7. Related Party Information (cont.)
In February 2004, Brooke Credit Corporation made a loan to Brooke Agency, Inc., in the amount of $437,000, with a maturity date of February 15, 2011. Terms of the loan state a variable interest rate, annually adjustable, of 3.50% above the New York prime rate with payments of principal and interest due monthly. In July 2005, the principal balance and interest were paid in full.
In September 2004, Brooke Credit Corporation made two loans to Brooke Agency, Inc., in the amounts of $485,000 and $577,000 with maturity dates of September 15, 2011. Terms of the loans state a variable interest rate, daily adjustable, of 3.50% above the New York Prime rate with payments of principal and interest due monthly. In September and February 2005 respectively, the principal balance and interest for these two loans was paid in full.
In August 2005, Brooke Credit Corporation made a loan to the Company, in the amount of $1,200,000, with a maturity date of September 15, 2020. Terms of the loan state a variable interest rate, daily adjustable, of 2.00% above the New York Prime rate with payments of principal and interest due monthly. In April, 2006, the principal balance and interest were paid in full. At December 31, 2005, interest payable on this loan totaled $5,000.
In September 2005, Brooke Credit Corporation made a loan to the Company, in the amount of $1,190,000, with a maturity date of September 15, 2015. Terms of the loans state a variable interest rate, daily adjustable, of 3.50% above the New York Prime rate with payments of principal and interest due monthly. At December 31, 2006 and 2005, respectively, interest payable on this loan totaled $6,000 and $6,000.
Brooke Investments, Inc., a wholly owned subsidiary of Brooke Corporation, acquires real estate for lease to franchisees, for corporate use and other purposes. In April 2006, the Company entered into a lease agreement with Brooke Investments, Inc. for office space in Euless, Texas. The lease calls for base monthly rent of $6,000 plus monthly payments for taxes, insurance and management fees and runs through March 2016. The amount paid on this lease in 2006 was $66,000.
In December, 2006, the Company entered into a lease agreement with Brooke Investments, Inc. for office space in Overland Park, Kansas. The lease calls for a base monthly rent of $22,000 and runs through November, 2016. No payments were made in 2006.
The DB Group, Ltd., a wholly owned subsidiary of Brooke Corporation, is a captive insurance company incorporated in Bermuda. The DB Group, Ltd. insures a portion of the professional insurance agents’ liability exposure of the Company, its affiliated companies and its franchisees and had a policy in force on December 31, 2006 that provided $5,000,000 of excess professional liability coverage.
Anita Lowry is the sister of Robert D. Orr, Chief Executive Officer of Brooke Corporation and Leland G. Orr, Chief Financial Officer of Brooke Corporation and the mother of Shawn T. Lowry, Vice President of Brooke Corporation and President and Chief Executive Officer of Brooke Franchise Corporation and Michael S. Lowry, Chief Executive Officer of Brooke Credit Corporation and is married to Don Lowry. Don and Anita Lowry are shareholders of American Heritage Agency, Inc. of Hays, Kansas. The Company and American Heritage Agency, Inc. entered into a franchise agreement on February 28, 1999 pursuant to which American Heritage Agency, Inc. participates in the Company’s franchise program.
Brooke Franchise Corporation

Brooke Franchise Corporation
Notes to Combined Financial Statements
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
8. Acquisitions and Divestitures
In December 2004, the Company acquired 100% of the outstanding shares of Brooke Life and Health, Inc. and The American Agency, Inc. from Brooke Corporation for $379,000.
In February 2004, the Company acquired insurance agency renewal rights from Brent and Haeley Mowery for $499,000. The Company operated this business asset under the trade name of Brooke Auto Insurance Services of San Leandro, California. This agency was subsequently sold to a franchisee in July 2005 for $499,000, which resulted in a gain on sale of $68,000 from amortization recorded in prior periods.
The Company acquired the stock or business assets of six auto insurance agencies during 2004 for purchase prices totaling $7,931,000 and subsequently sold these six agencies during 2004 for a total of $11,847,000. The Company originally intended to hold these six agencies for longer periods of time and therefore recorded amortization expenses. The gain on sale resulting from divestiture of these six agencies primarily results from recapturing amortization expenses and increasing the sales price to the approximate amount of initial franchise fees that would have been otherwise recorded if originally sold to franchisees.
9. Intangible Assets
There are no intangible assets with indefinite useful lives at December 31, 2006, 2005 and 2004. The intangible assets with definite useful lives have a value of $614,000 and $683,000 at December 31, 2006 and 2005, respectively. Amortization expense on intangible assets, including those sold during the year, was $68,000, ($14,000) and $429,000 for the years ended December 31, 2006, 2005 and 2004, respectively.
Amortization expense for amortizable intangible assets for the years ended December 31, 2007, 2008, 2009, 2010 and 2011 is estimated to be $61,000, $55,000, $50,000, $44,000 and $39,000.
10. Supplemental Cash Flow Disclosures
Business inventory decreased from December 31, 2005 to December 31, 2006. During the years ended December 31, 2006, 2005 and 2004, the statements of cash flows reflect the purchase of businesses into inventory provided by sellers totaling $12,221,000, $14,318,000 and $11,740,000, respectively, the write down to realizable value of inventory of $975,000, $0 and $130,000, respectively, and the change in inventory of $2,725,000, $4,036,000 and $655,000, respectively.

	(in thousands)
	2006	2005	2004

Purchase of business inventory	$(25,254)	$(27,536)	$(18,996)
Sale of business inventory	39,225	37,818	29,951

Net cash provided from sale of inventory	13,971	10,282	10,955
Cash provided by sellers of business inventory	(12,221)	(14,318)	(11,740)
Write down to realizable value of inventory	975	—	130

(Increase) decrease in inventory on balance sheet	$2,725	$4,036	$655

Brooke Franchise Corporation

Brooke Franchise Corporation
Notes to Combined Financial Statements
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004
11. New Accounting Standards
On July 14, 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes,” an Interpretation of SFAS 109, “Accounting for Income Taxes.” FIN 48 prescribes guidance to address inconsistencies among entities with the measurement and recognition in accounting for income tax positions for financial statement purposes. Specifically, FIN 48 addresses the timing of the recognition of income tax benefits. FIN 48 requires the financial statement recognition of an income tax benefit when the company determines that it is more-likely-than-not that the tax position will be ultimately sustained. FIN 48 is effective for fiscal years beginning after December 15, 2006, which, for the Company, is fiscal year 2007. Management is currently assessing what impact, if any, the application of this standard could have on the Company’s results of operations and financial position.
In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” which provides enhanced guidance for using fair value measurements in financial reporting. While the standard does not expand the use of fair value in any new circumstance, it has applicability to several current accounting standards that require or permit entities to measure assets and liabilities at fair value. This standard defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Application of this standard is required for the Company beginning in 2008. Management is currently assessing what impact, if any, the application of this standard could have on the Company’s results of operations and financial position.
In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” This statement is effective as of the end of the fiscal year ending after December 15, 2006, which, for the Company, is fiscal year 2007. The Company believes this will not have a material impact to the financial statements.
12. Reclassifications
Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.
13. Contingencies
Various lawsuits have arisen in the ordinary course of the Company’s business. In each of the matters and collectively, the Company believes the ultimate resolution of such litigation will not result in any material adverse impact to the financial statements, operations or cash flows of the Company.
Brooke Franchise Corporation